LIMITED POWER OF ATTORNEY  SECURITIES LAW COMPLIANCE

SEC EDGAR FORM ID
FORM 3
FORM 4
FORM 5

The undersigned, Bela Pandya, hereby constitutes and appoints JoAnn Covington, Ginny Coles and Ken Scully of Rocket Fuel Inc., and each of them, the true and lawful attorney-in-fact and agent of the undersigned to complete, execute and file a Form ID and a Form ID Application
Acknowledgement, Form 3, Form 4, and Form 5 on the Electronic Data Gathering, Analysis, and
Retrieval system ("EDGAR") of the U.S. Securities and Exchange Commission ("SEC"), or such other forms and/or procedures as prescribed by the SEC in order for the foregoing attorneys-infact to aid the undersigned in complying with federal securities law.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by an authorized representative of Bela Pandya in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed as of the date set forth below.

BELA PANDYA

/s/ BELA PANDYA
Signature

09-26-2014
Date